EXHIBIT 15

                          AWARENESS LETTER OF INDEPENDENT ACCOUNTANTS

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

        Re:    Pride Petroleum Services, Inc.
               Registration Statement on Form S-3

        We are aware that our reports dated May 15, 1996, August 14, 1996 and November 14, 1996 on our review of interim financial information of Pride Petroleum Services, Inc. for the periods ended March 31, 1996 and 1995, June 30, 1996 and 1995 and September 30, 1996 and 1995, respectively, included in the Company's quarterly report on Form 10-Q for the quarters then ended and, in the case of our report dated November 14, 1996, the Company's Proxy Statement/Prospectus dated January 31, 1997 relating to a special meeting of the shareholders of the Company to be held February 21, 1997 are incorporated by reference in this registration statement on Form S-3. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

                                            COOPERS & LYBRAND L.L.P.

Houston, Texas
February 5, 1997